UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

COHBAR, INC.

(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CohBar Announces Extension of Nasdaq Compliance Period and Summarizes 2022 Annual Meeting Proposal

MENLO PARK, Calif., May 12, 2022 – CohBar, Inc. (NASDAQ: CWBR) (the “Company”), a clinical stage biotechnology company leveraging the power of the mitochondria and the peptides encoded in its genome to develop potential breakthrough therapeutics targeting chronic and age-related diseases, today announced that The Nasdaq Capital Market has granted the Company’s request for a 180 day extension, or until November 7, 2022, of the period to regain compliance with its minimum bid price per share requirement.

In addition, at its upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2022, CohBar plans to seek approval from its shareholders to effect, at the discretion of the Board of Directors of the Company (the “Board”), (i) a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), up to one-for-thirty, with the exact ratio to be determined by the Board at a later date and (ii) if and when the reverse stock split is effected, an effective increase in the number of authorized shares of Common Stock.

“Operating as a publicly-traded company on Nasdaq provides us with several advantages, including greater access to capital to fund our pipeline, improved liquidity for our shareholders and a higher likelihood of attracting high-quality institutional investors and commercial partners,” stated Dr. Joseph Sarret, Chief Executive Officer. “It is imperative that we maintain our listing and we are pleased that Nasdaq has provided us with an extension. We strongly recommend that our shareholders vote in favor of the reverse split proposal ahead of our Annual Meeting to maintain our listing and help us build long-term value.”

If implemented, the primary purpose for effecting the reverse stock split would be to increase the per share trading price of the Common Stock to maintain the listing of the Common Stock on The Nasdaq Capital Market. For more information on the proposal, please review a copy of the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2022.

About CohBar

CohBar (NASDAQ: CWBR) is a clinical-stage biotechnology company leveraging the power of the mitochondria and the peptides encoded in its genome to develop potential breakthrough therapeutics targeting chronic and age-related diseases with limited to no treatment options. CohBar has assembled the leading position in exploring the mitochondrial genome and its utility for the development of novel therapeutics, including world-renowned expertise in mitochondrial biology, a broad intellectual property estate, key opinion leaders and disciplined drug discovery and development processes. CohBar is utilizing its Mito+ platform to identify and develop modified versions of natural peptides called analogs to treat a variety of serious conditions, with a focus on diseases involving inflammation and fibrosis.

For additional company information, please visit www.cohbar.com and engage with us on LinkedIn.

IMPORTANT INFORMATION ABOUT THE REVERSE STOCK SPLIT PROPOSAL AND EFFECTIVE INCREASE IN AUTHORIZED SHARES PROPOSAL

This communication may be deemed to be solicitation material in connection with the proposals to be submitted to CohBar’s stockholders at its Annual Meeting, including the reverse stock split and the effective increase in authorized shares. In connection therewith, CohBar has filed a definitive proxy statement on Schedule 14A with the SEC. Stockholders are urged to read the definitive proxy statement and all other relevant documents filed with the SEC when they become available, including the definitive proxy statement, because they will contain important information about the reverse stock split proposal and effective increase in authorized shares proposal.

Investors and security holders will be able to obtain the documents when available free of charge at the SEC’s website, www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC when available at CohBar’s website, www.cohbar.com. Information contained on such websites or that can be accessed through such websites does not constitute a part of this press release.

PARTICIPANTS IN THE SOLICITATION

CohBar and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CohBar’s stockholders in respect to the reverse stock split proposal and effective authorized share increase proposal and the other proposals to be submitted to CohBar’s stockholders at the annual meeting. Information about the directors and executive officers of CohBar and their ownership of Common Stock is set forth in CohBar’s definitive proxy statement, which was filed with the SEC on April 22, 2022, as modified or supplemented by any Form 3 or Form 4 since the date of that filing. Investors may obtain additional information regarding the interests of CohBar and its directors and executive officers in the reverse stock split proposal and effective authorized share increase proposal by reading the definitive proxy statement relating to the Annual Meeting.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions. Examples of such forward-looking statements include but are not limited to statements regarding our ability to regain compliance with the continued listing requirements of The Nasdaq Capital Market and our ability to remain listed on The Nasdaq Capital Market; timing and anticipated outcomes of research and clinical trials for our product candidates; expectations regarding the growth of therapies developed from modified mitochondrial peptides as a significant future class of drug products; and statements regarding anticipated therapeutic properties and potential of our mitochondrial peptide analogs and other potential therapies. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include: our ability to successfully advance drug discovery and development programs, including the delay or termination of ongoing clinical trials and the timing of announcements and updates relating to our clinical trials and related data; our possible inability to mitigate the prevalence and/or persistence of the injection site reactions, or the possibility of other developments affecting the viability of CB4211 or CB5138-3 as a clinical candidate or its commercial potential; results that are different from earlier data results including less favorable results that may not support further clinical development; our ability to raise additional capital when necessary to continue our operations; our ability to recruit and retain key management and scientific personnel; the risk that our intellectual property may not be adequately protected; our ability to establish and maintain partnerships with corporate and industry partners; and risks related to the impact on our business of the COVID-19 pandemic or similar public health crises. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com.

You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. Nothing herein shall constitute an offer to sell or the solicitation of an offer to buy any securities.

Contacts:

Jordyn Tarazi
Director of Investor Relations
CohBar, Inc.
(650) 445-4441
Jordyn.tarazi@cohbar.com